                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                              FORM 8-K/A

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                October 25, 1995





                            HUNTER RESOURCES, INC.
          (Exact name of Registrant as specified in its Charter)

                        Commission file number 1-1705

        Pennsylvania                                     87-0205057
  (State of Incorporation)                (I.R.S. Employer Identification No.)


     600 East Las Colinas Blvd., Suite 1200, Irving, Texas             75039
            (Address of principal executive offices)                (Zip Code)

                              (214) 401-0752
            (Registrant's telephone number, including area code)



Page 1 of 36 pages contained in the sequential numbering system.

Item 2.     Recent Developments
-------------------------------

        On October 25, 1995, Magnum Hunter Production, Inc. ("Magnum Hunter"),
        a wholly-owned subsidiary of Hunter Resources, Inc., closed on an acquisition ("Reef") of domestic producing oil and gas properties for $2.315 million from a Dallas, Texas based independent. The purchase price was comprised of $2.058 million cash, funded by the Magnum Hunter's existing bank line of credit, and $257,000 in restricted common stock (valued at $4.00 per share) of Magnum Petroleum, Inc., the new
        parent of Magnum Hunter (subject to shareholder approval).   The
        acquisition had an effective date of August 1, 1995. The properties are concentrated in five counties in Texas and one county in Kansas and include ownership interest in 13 wells, all of which are now operated by Gruy Petroleum Management Co., another wholly-owned subsidiary of the
        Registrant.   The properties have proved producing reserves estimated by the Company's petroleum engineers of 345,500 barrels of oil and 244 million cubic feet of natural gas to the net interest acquired. The future net revenues from these proved producing properties is estimated at $4,189,000 with a discounted present worth at 10% of $2,771,778.

Item 7.     Financial Statements and Exhibits.
----------------------------------------------

                                                                      Sequentially
                                                                      Numbered Page
                                                                      -------------
    (a)     Financial Statements of the Business Acquired:

       Independent Auditor's Report                                           4
       Historical Summary of Revenue and Direct Operating Expenses
          for the Year Ending December 31, 1994 and Nine Months
          Ending September 30, 1995                                           5
       Notes to Historical Summary of Revenues and Direct Operating
          Expenses for the Year Ending December 31, 1994 and Nine
          Months Ending September 30, 1995                                    6

    (b)     Pro forma financial information:

       Pro Forma Consolidated Financial Information (unaudited)               8
       Pro Forma Consolidated Balance Sheet (unaudited) as of
          September 30, 1995                                                  9
       Pro Forma Consolidated Statement of Operations (unaudited)
            For the Tweve Months Ended December 31, 1994                     10
       Pro Forma Consolidated Statement of Operations (unaudited)
            For the Nine Months Ended September 30, 1995                     11
       Notes to Unaudited Pro Forma Consolidated Financial Statements        12

    (c)     Exhibits:

       Agreement to Acquire Assets                                           13


                                  SIGNATURES

    Pursuant to the requirements of Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



DATED: December 5, 1995                   HUNTER RESOURCES, INC.


                                          By:   /s/ Gary C. Evans
                                                Gary C. Evans
                                                President

                       INDEPENDENT AUDITOR'S REPORT




Board of Directors
Hunter Resources, Inc.
Irving, Texas

We have audited the accompanying Historical Summaries of Revenue and Direct Operating Expenses of Properties Acquired October 25, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994. The Historical Summaries are the responsibility of the Company s management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Hunter Resources, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired October 25, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


November 22, 1995
Dallas, Texas

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                    PROPERTIES ACQUIRED OCTOBER 25, 1995

     Historical Summary of Revenues and Direct Operating Expenses for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995

                                                 Year              Nine Months
                                                 Ended                Ended
                                                 1994                 1995
                                             -----------         --------------
Oil and gas sales                            $ 1,446,000          $    859,000

Direct operating expenses                       (327,000)             (225,000)
                                             -----------         --------------

Net revenues                                 $ 1,119,000          $    634,000
                                             ===========         ==============

See Notes to Historical Summary

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                     Properties Acquired October 25, 1995

    Notes to Historical Summary of Revenues and Direct Operating Expenses for
      Year Ending December 31, 1994 and Nine Months Ending September 30, 1995

1.  Basis of Presentation

        The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the oil and gas properties acquired by Hunter Resources, Inc. (Company) on October 25, 1995. The properties were acquired in exchange for 64,176 shares of restricted common stock of Magnum Petroleum, Inc. valued at $257,000 and $2,058,000 in cash provided by a revolving credit facility. Revenues are recorded when oil and gas is produced and direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses and production taxes. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

3. The following estimates of proved oil and gas reserves for the Reef properties were prepared by the Company in accordance and with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Reef reserves are located onshore in the continental United States.

    The following unaudited table sets forth the proved oil and gas reserves for the Reef properties at December 31, 1994 and September 30, 1995, together with the changes therein:


                                                        Oil and Natural
                                                        Condensate Gas
Proved developed and undeveloped reserves:        (BBLS)                 (MCF)
                                               ---------------------------------
    Balance at January 1, 1994                   416,000                267,000
    Revisions of previous estimates               64,000                109,000
    Extensions and discoveries                    13,000                   -
    Production                                   (88,000)               (46,000)
                                               -------------          ----------

   Balance at December 31, 1994                  405,000                330,000

    Revisions of previous estimates              (17,000)               (31,000)
    Production                                   (47,000)               (24,000)
                                               -------------          ----------

   Balance at September 30, 1995                 314,000                275,000
                                               =============          ==========

   Proved developed reserves at:
          December 31, 1994                      405,000                330,000
                                               =============          ==========
          September 30, 1995                     341,000                275,000
                                               =============          ==========

    Standardized Measure of Discounted Future Net Cash Flows Relating to
                              Proved Reserves:
                                                  September 30,    December 31,
                                                      1995              1994
                                                 --------------   -------------
Future Cash Flows                                 $  5,873,000     $  6,763,000
Future Production Costs                             (1,973,000)      (2,073,000)
Future Development Costs                                 -                -
                                                 ______________   _____________
Future Net Cash Flows, Before Income Tax             3,900,000        4,690,000
Future Income Tax Expenses                             (55,000)        (831,000)
                                                 --------------   -------------
Future Net Cash Flows                                3,345,000        3,859,000
10% Discount to Reflect Timing of Net
     Cash Flows                                     (1,099,000)      (1,315,000)
                                                 --------------   -------------
Standardized Measure of Discounted Future
     Net Cash Flows                                  2,246,000        2,544,000
                                                 ==============   =============

 Changes in Standardized Measure of Discounted Future Net Cash Flows Relating
                             to Proved Reserves:

                                                   September 30,    December 31,
                                                       1995             1994
                                                 ---------------   -------------
Standardized measure, beginning of period         $   2,544,000    $  2,330,000
Revisions:
  Net Change in sales price, net of
      production costs                                  115,000         734,000
  Revisions of quantity estimates                      (205,000)        634,000
  Accretion of discount                                 254,000         233,000
  Changes in timing, future development
      and other                                         (13,000)        (73,000)
Sales, net of production costs                         (634,000)     (1,119,000)
Net changes in income taxes                             185,000        (196,000)
                                                 ---------------   -------------
Standardized measure, end of period               $   2,246,000    $  2,544,000
                                                 ===============   =============

                  HUNTER RESOURCES, INC. AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                (unaudited)


The following unaudited pro forma consolidated balance sheet of the Company is based on the historical consolidated balance sheet as of September 30, 1995, adjusted to give effect for the acquisition of the Reef oil and gas properties acquired October 25, 1995 as if the acquisition had been consummated at the balance sheet date. The historical consolidated statements of operations of the Company for the year ended December 31, 1994 and the nine months ended September 30, 1995 have been adjusted to give effect for the acquisition as if the acquisition had been consummated at the beginning of each respective period presented. In addition, the Company has also adjusted the consolidated statements of operations for the acquisition on March 31, 1995 of the Arrington oil and gas properties as if the acquisition had been consummated at the beginning of each respective period presented. The Arrington acquisition was previously reported on an amended Form 8-K filed September 26, 1995.

The pro forma consolidated balance sheet and statements of operations have been prepared based on estimates and assumptions deemed by management of the Company to be appropriate and do not purport to be indicative of the results of operations which would actually have been obtained if the acquisition had occurred as presented in such statements, or which may be obtained in the future. The pro forma consolidated balance sheet and statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1995, which have been filed with the Securities and Exchange Commission.

                 HUNTER RESOURCES, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                         AS OF SEPTEMBER 30, 1995
                                (unaudited)

                                                                                 Hunter        Pro Forma     Combined
                                                                               Historical     Adjustments    Pro Forma
                                                                              ------------   -------------  -----------
                                    ASSETS
                                    ------
CURRENT ASSETS:
   Cash                                                                       $    87,000    $              $   87,000
   Notes and accounts receivable, net: Trade (less reserve of $84,000)            852,000                      852,000
                                       Affiliates                                  79,000                       79,000
   Prepaids                                                                        91,000                       91,000
                                                                              ------------                  -----------
   TOTAL CURRENT ASSETS                                                         1,109,000                    1,109,000
                                                                              ------------                  -----------
PROPERTY AND EQUIPMENT:
      Oil and gas properties, full cost method                                  8,780,000    (A)2,335,000   11,115,000
      Pipeline                                                                    674,000                      674,000
      Other property                                                              218,000                      218,000
                                                                              ------------   ------------   -----------
                                                                                9,672,000       2,335,000   12,007,000
      Accumulated depreciation, depletion, amortization and impairment         (4,934,000)                  (4,934,000)
                                                                              ------------   ------------   -----------
PROPERTY AND EQUIPMENT, NET                                                     4,738,000       2,335,000    7,073,000

Excess of cost of investments in subsidiaries over net assets acquired, net       963,000                      963,000
Accounts and notes receivable, net:   Trade                                          -                            -
                                      Affiliates                                   86,000                       86,000
Deposits and other assets                                                           4,000                        4,000
                                                                              ------------   ------------   -----------
                                    TOTAL ASSETS                              $ 6,900,000    $  2,335,000   $9,235,000
                                                                              ============   ============   ===========
                      LIABILITIES AND STOCKHOLDERS EQUITY
                      -----------------------------------
CURRENT LIABILITIES:
     Accounts payable and accrued liabilities: Trade                          $   957,000    $(A)  20,000   $  977,000
                                               Affiliates                          19,000                       19,000
     Suspended revenue interests                                                  733,000                      733,000
     Notes payable, current                                                       575,000     (A) 576,000    1,151,000
                                                                              ------------   ------------   -----------
          TOTAL CURRENT LIABILITIES                                             2,284,000         596,000    2,880,000
     Deferred income tax                                                            7,000                        7,000
     Long-term debt, less current portion                                       1,166,000    (A)1,739,000    2,905,000
     Production Payment Liability (Non-Recourse)                                  305,000                      305,000
     Other Liabilities                                                             85,000                       85,000
                                                                              ------------   ------------   -----------
          TOTAL LIABILITIES                                                     3,847,000       2,335,000    6,182,000
                                                                              ------------   ------------   -----------
     Commitments and contingencies                                                 -               -             -

STOCKHOLDERS' EQUITY:
     Preferred stock, no par value; 1,000,000 shares authorized for each Class A,B,C; 90,000 shares (Class A, Series 1) issued
          and outstanding                                                          90,000                       90,000
     Common stock, $.10 par value; 100,000,000 shares authorized;
          18,354,261 shares issued and outstanding                              1,835,000                    1,835,000
     Capital in excess of par value                                             1,816,000                    1,816,000
     Accumulated deficit                                                         (668,000)                    (668,000)
                                                                              ------------   -------------  -----------
                                                                                3,073,000                    3,073,000
     Less 22,000 shares of treasury stock at cost and Put stock                   (20,000)                     (20,000)
                                                                              ------------                  -----------
          TOTAL STOCKHOLDERS' EQUITY                                            3,053,000                    3,053,000
                                                                              ------------   -------------  -----------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 6,900,000    $  2,335,000   $9,235,000

               See notes to Pro Forma Consolidated Financial Statements

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 (unaudited)

                                                           For the Twelve Months ended December 31, 1994
                                                -----------------------------------------------------------------------

                                                   Hunter       Arrington         Reef         Pro Forma     Combined
                                                 Historical     Historical     Historical     Adjustments    Pro Forma
                                                ------------   ------------   ------------   -------------  -----------
Revenues:
    Gas gathering and marketing                 $   443,000    $              $              $              $  443,000
    Oil and gas sales                               581,000        563,000      1,446,000                    2,590,000
    Oil field services and  commissions           1,122,000                                  (B)   48,000    1,170,000
    Interest                                         26,000                                                     26,000
    Other                                           184,000                                                    184,000
                                                ------------   ------------   ------------   -------------  -----------
           TOTAL REVENUES                       $ 2,356,000        563,000      1,446,000          48,000    4,413,000
                                                ------------   ------------   ------------   -------------  -----------
Expenses:
     Purchases of natural gas                       262,000                                                    262,000
     Pipeline operations                             76,000                                                     76,000
     Lease operating                                412,000        153,000        327,000                      892,000
     Cost of services                               654,000                                                    654,000
     Depreciation, depletion,
          amortization and impairment               263,000                                  (C)  493,000      756,000
     General and administrative                     513,000                                  (D)   18,000      531,000
     Interest                                        44,000                                  (E)  289,000      333,000
     Legal settlement expenses                      117,000                                                    117,000
                                                ------------   ------------   ------------   -------------  -----------
           TOTAL EXPENSES                       $ 2,341,000        153,000        327,000         800,000    3,621,000
                                                ------------   ------------   ------------   -------------  -----------

NET INCOME:                                          15,000        410,000      1,119,000        (752,000)     792,000

     PREFERRED DIVIDENDS                             (9,000)                                                    (9,000)
                                                ------------   ------------   ------------   -------------  -----------
NET INCOME APPLICABLE TO
     COMMON STOCK                               $     6,000    $   410,000    $ 1,119,000    $   (752,000)  $  783,000
                                                ============   ============   ============   =============  ===========
NET INCOME PER SHARE
     (primarily and fully diluted)              $      <F1>    $      0.02    $      0.06    $      (0.04)  $     0.04
                                                ============   ============   ============   =============  ===========

<F1>Less than $.01 per share


See notes to Pro Forma Consolidated Financial Statements

                 HUNTER RESOURCES, INC. AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              (unaudited)

                                                                For the Nine Months ended September 30, 1995
                                                -----------------------------------------------------------------------
                                                   Hunter       Arrington         Reef         Pro Forma     Combined
                                                 Historical     Historical     Historical     Adjustments    Pro Forma
                                                ------------   ------------   ------------   -------------  -----------
Revenues:
    Gas gathering and marketing                 $   144,000    $              $   859,000    $              $  144,000
    Oil and gas sales                               708,000        123,000                                   1,690,000
    Oil field services and  commissions             409,000                                  (B)   11,000      420,000
    Interest                                         20,000                                                     20,000
    Other                                           271,000                                                    271,000
                                                ------------   ------------   ------------   -------------  -----------
           TOTAL REVENUES                         1,552,000        123,000        859,000          11,000    2,545,000
                                                ------------   ------------   ------------   -------------  -----------
Expenses:
     Purchases of natural gas                        83,000                                                     83,000
     Pipeline operations                             41,000                                                     41,000
     Lease operating                                329,000         32,000        225,000                      586,000
     Cost of services                               299,000                                                    299,000
     Depreciation, depletion,
          amortization and impairment               284,000                                  (C)  244,000      528,000
     General and administrative                     349,000                                  (D)   11,000      360,000
     Interest                                       129,000                                  (E)  202,000      331,000
                                                ------------   ------------   ------------   -------------  -----------
           TOTAL EXPENSES                         1,514,000         32,000        225,000         457,000    2,228,000
                                                ------------   ------------   ------------   -------------  -----------

NET INCOME:                                     $    38,000    $    91,000    $   634,000    $   (446,000)  $  317,000
                                                ============   ============   ============   =============  ===========

NET INCOME PER SHARE
     (primarily and fully diluted)              $      <F1>    $     <F1>     $      0.04    $      (0.02)  $     0.02
                                                ============   ============   ============   =============  ===========

<F1> Less than $.01 per share

          See notes to Pro Forma Consolidated Financial Statements

                    HUNTER RESOURCES, INC. AND SUBSIDIARIES

         Notes to Unaudited Pro Forma Consolidated Financial Statements

  The following adjustments have been reflected in the accompanying Pro Forma Consolidated Balance Sheet as of September 30, 1995 and Consolidated Statements of Operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 to give effect for the Reef acquisition of oil and gas properties on October 25, 1995.

  A) To reflect the acquisition of the properties funded by a borrowing from the Company s principal lending bank for $2,058,000 and the issuance of a note payable to Magnum Petroleum, Inc. for $257,000, representing the value of the Magnum Petroleum, Inc. shares issued in the acquisition.

  B) To reflect overhead fee income charged to outside owners on the acquired properties for which operating rights were also acquired. The overhead fee income generated by the Arrington acquisition was estimated at $43,000 and $7,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. The remainder of $5,000 and $4,000 arose from the Reef acquisition.

  C) To reflect additional depreciation and depletion on oil and gas properties as recalculated using the full cost method.

  D) To reflect additional general and administrative costs associated with the increase in the number of properties and the assumption of operators duties on the acquired properties. The estimated additional general and administrative expense for the Arrington acquisition was $6,000 and $2,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. The remainder of $12,000 and $9,000 respectively, arose from the Reef acquisition.

  E) To reflect interest expense associated with the financed portion of the acquisitions. The estimated interest expense for the Arrington acquisition amounted to $120,000 and $32,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995. The Reef acquisition amounted to $169,000 and $170,000 for the respective periods.

                                  EXHIBIT

                     ASSET PURCHASE AND SALE AGREEMENT

   THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of this 13th day of September, 1995, is executed by and among Reef Exploration, Inc. or its assigns, hereinafter collectively referred to as "Seller", and Magnum Hunter Production, Inc., hereinafter referred to as "Buyer".

                                 ARTICLE I

                            DEFINITION OF TERMS
                            -------------------

  As used herein, the terms specified below shall have the following meanings:

SECTION 1.1:              Properties
                          ----------

   The term "Properties" shall include each kind or character of right, title, claim or interest which the Seller, has in the oil, gas and/or mineral leases as more particularly described in Exhibit "A", which is attached hereto and incorporated herein, as of the Closing date, including all mineral interests and royalty interests owned by Seller, all ratifications, extensions and renewals thereof, any unitization, farmout or forced pooling agreements associated therewith, the interest in or units created by such agreements, and all easements, permits, servitudes, rights- of-way, licenses, operating agreements, and oil and/or gas purchase/sale agreements directly related thereto. Notwithstanding the above, the term Properties shall not, however, include the following properties, rights, interest or assets:

   (a) Any right, title or interest of Seller in or to any accounts receivable, money held in escrow or suspense accounts, or future receipts attributable to Seller s interest in the oil and gas and other hydrocarbons produces and sold from the Properties prior to the Effective Date.

   (b) All claims and causes of action of Seller against others (except claims or causes of action involving title to any of the Properties) arising from acts or transactions affecting or relating to any of the Properties occurring prior to the Effective Date including, but not limited to, rights and claims against purchasers of production, rights to rate entitlements arising from regulatory proceedings and other monetary claims or rights against others.

SECTION 1.2:              Personalty
                          ----------

  The term "Personalty" shall include the following rights and interests:

   (a) All right, title or interest which Seller has in or to any personal property, and improvements located on the Properties described on Exhibit "A", which are attached to and made a part hereof and incorporated herein, as of the Closing Date (including, but not limited to, wells, tanks, boilers, fixtures, inventories, machinery and other equipment) for the exploration, development, operation and maintenance of the Properties and related equipment and inventory.

SECTION 1.3:              Existing Wells
                          --------------

  The term "Existing Wells" shall mean the oil, gas and/or mineral wells located on the Properties which are currently producing or non-producing and which are more particularly described in Exhibit "A", which is attached hereto and incorporated herein.

                               ARTICLE II

                      AGREEMENT TO PURCHASE AND SALE

SECTION 2.1:              Agreement
                          ---------

  On the terms and subject to the conditions herein set forth, Buyer agrees to purchase Seller s right, title, and interest in the Properties, Existing Wells and Personalty from Seller and Seller agrees to sell, transfer, assign and convey to Buyer, Seller s right, title and interest in the Properties, Existing Wells and Personalty as further described on Exhibit "A".

SECTION 2.2:              Purchase Price
                          --------------

  The purchase price agreed to be paid by Buyer for Seller s right, title and interest in the Properties, Existing Wells and Personalty is Two Million Four Hundred Ninety-One Thousand Dollars and No Cents ($2,491,000) (the "Base Purchase Price"), subject to any applicable purchase price adjustment as provided for herein. One Hundred Thousand and No/100 U.S. Dollars ($100,000.00) of the Purchase Price (the Escrowed Funds ) shall be payable upon execution of this Agreement by Buyer and Seller by Buyer s delivery of a confirmed wire transfer of funds, bank cashier's check or other form of immediately available funds to First Interstate Bank of Texas, N.A., Irving, Texas, as Escrow Agent, to be held and distributed in accordance with the terms of the Escrow Agreement attached hereto as Exhibit D (the Escrow Agreement ), and the remainder shall be payable by Buyer to Seller at the Closing. The fees of the Escrow Agent shall be paid by the party to which the Escrowed Funds are disbursed. The total consideration will be structured as follows:

     (a) Two Million Two Hundred Sixty-Six Thousand Dollars and No Cents ($2,266,000) cash due at the time of Closing subject to any applicable purchase price adjustment as provided for herein; and

     (b) Two Hundred Twenty-Five Thousand Dollars and No Cents ($225,000) in fully paid and nonassessable shares of Magnum Petroleum, Inc. restricted common stock, $0.002 par value, free and clear of all liens and encumbrances, due at the time of Closing, subject to any applicable purchase price adjustment as provided for herein.

        The above allocation represents the fair market value as determined and agreed to by the parties. All assets sold under this Agreement are Class III assets as defined under IRS Treas. Reg. 1.060 - 1T. The parties agree that the above allocation shall be reported on Form 8594 or similar form to be filed by Buyer or Seller with the Internal Revenue Service and any other taxing authority requiring allocation of the purchase price and said allocation shall be consistent with this Section 2.2. In the event any taxing authority questions the above allocations, the parties agree to make any modifications that may be required to this allocation after consultation with one another and mutual agreement to the same.

SECTION 2.3:   Effective Time, Closing Date and Closing
               ----------------------------------------

     The "Effective Time" of the sale shall be August 1, 1995, at 7:00 a.m. CDT. Buyer's purchase of Seller s interest pursuant to this Agreement shall take place on or before 2 p.m. Central Daylight Time on October 10, 1995, which date and time shall herein be referred to as the "Closing Date". The place of "Closing" shall be at the offices of Buyer, located at 600 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

SECTION 2.4: Accounting for Certain Operating Costs from August 1,1995 to Closing Date
               ---------------------------------------------------------

     (a) Buyer shall be responsible for all operating costs after the Closing Date, and Seller shall be responsible for all operating costs incurred prior to the Closing Date.

SECTION 2.5:   Base Purchase Price Adjustment
               ------------------------------

The Base Purchase Price shall be increased by:
                                 ---------

     (a) All expenditures paid by Seller in connection with the operation, maintenance or repair of the Properties from the Effective Time to Closing (as herein defined);

     (b) All prepaid expenses paid by Seller attributable to the Properties from the Effective Time to Closing, including, but not limited to, any delay rentals or shut-in royalties;

     (c) All underproduced gas imbalances as of the Effective Date as reflected on Exhibit "B" attached hereto, the value of such gas production
imbalance adjustment shall be calculated by   multiplying the net volume of
gas in the account by $1.50 per MCF (thousand cubic feet before Btu adjustment) for the Properties;

     (d)    Any other amount agreed upon in writing by Buyer and Seller;

and shall be reduced by:
             -------

     (e) The ownership interest proportioned to the Base Purchase Price for which title cannot be delivered on those Properties outlined on Exhibit A, but in on event, shall such amount exceed 10% of the Base Purchase Price;

     (f) All proceeds received by Seller from sales of production attributable to the Properties that is produced from the Effective Time to Closing (net of burdens, production and severance taxes deducted therefrom and paid by or on behalf of Seller);

     (g) All other proceeds received by Seller which are attributable to the Properties from the Effective Time to Closing;

     (h) All overproduced gas imbalances as of the Effective Date as reflected on Exhibit "B" attached hereto, the value of such gas production imbalance adjustment shall be calculated by multiplying the net volume of gas in the account by $1.50 per MCF (thousand cubic feet before Btu adjustment) for the Properties;

     (i) The amount of the Escrowed Funds (applicable to the agreed upon values as outlined on Exhibit A ), if approval from the Railroad Commission of Texas to recomplete the Shartle No. 1, Anderson County, Texas in the Sub-Clarksville formation shall not have been obtained by October 31, 1995 or the mineral leases underlying the Shartle No. 1 are deemed invalid by Buyer before October 31, 1995, and such title defect is not so cured by Seller within thirty (30) days of such notice;

     (j) An amount to be determined by Buyer upon delivery to Seller in writing before September 29, 1995, the results of its field inspection concerning any deficiencies relating to Environmental Matters and an estimated cost to remediate such deficiencies if any are found. Seller shall choose by October 31, 1995 to either 1) remediate same to Buyer's satisfaction;
2)  reduce the purchase price by the amount of such estimated cost; or
3) terminate this Agreement without any further obligation between the parties hereto should Buyer and Seller not agree to either options 1) or 2) above.

     (k)    Any other amount agreed upon in writing by Buyer and Seller.

                              ARTICLE III
                         REPRESENTATION OF BUYER
                      CONCERNING PURCHASE OF PROPERTY

SECTION 3.1: Buyer's Representations
             -----------------------

     (a) Buyer represents to Seller that Buyer is engaged in the business of exploring for and producing oil, gas and other minerals as an ongoing business and thus possesses oil and gas expertise or has in Buyer's employ qualified Geologists, Engineers, Professional Counsel or industry knowledgeable personnel to competently evaluate reserves of oil and gas remaining beneath the Properties represented by this Agreement, and, based upon Buyer's appraisal of this property, Buyer has ascertained a market value of $2,515,000.00 for Seller's ownership interest in the Properties and Personalty and Existing Wells, as of the Effective Time.

     (b) Buyer acknowledges Seller has made no representations, either expressed or implied, as to the remaining oil and gas reserves recoverable beneath the Properties represented in this Agreement.

     (c) Buyer acknowledges that Seller has made no representations, either expressed or implied, in regard to the value of the Properties, Personalty and Existing Wells.

     (d)     Buyer is incorporated in the State of Texas.


                                ARTICLE IV
                                  CLOSING
                                  -------

SECTION 4.1:        Actions to be Taken at Closing
                    ------------------------------

     At the time of Closing, the following events and actions shall occur:

     (a) Seller shall execute and deliver to Buyer Assignments, Bills of Sale and Conveyances covering Seller s interest in the Personalty and Oil and Gas Leases, including Seller's ownership interest in the Existing Wells and Properties described in the attached Exhibit "A", subject to any depth limitation of record.

     Said Assignments, Bills of Sale and Conveyances shall be without warranties of merchantability or fitness for a particular purpose, either express or implied except for those in Section 5.1(c). However, said Assignments, Bills of Sale and Conveyances of Oil and Gas Leases shall be with special warranty of title as against claims asserted by, through or under Seller, but not otherwise, and shall also include a warranty against mortgages, liens, judgments, security interests, and encumbrances of any kind created by, through or under Seller, but not otherwise. Said Assignments, Bills of Sale and Conveyances of Oil and Gas Leases shall be made specifically subject to all of the terms and provisions of this Agreement, all of which shall survive the Closing.

     (b) Buyer shall make payment to Seller for the full remaining purchase price in cash or immediately available funds and shall issue Seller a stock certificate representing a minimum of 56,250 aggregate shares of fully paid and nonassessable shares of Magnum Petroleum, Inc. restricted common stock, $0.002 per share par value, free and clear of all liens and encumbrances. The number of shares of such stock will be based upon the following:

     The Common Stock consideration will be calculated based upon the greater of the average of the closing price of Magnum stock ten (10) business days prior to Closing as traded on the American Stock Exchange and $4.00 per share, under the following formula:


               $225,000                 Number or restricted common
      ----------------------------   =
        Average of Closing Price        shares to be issued


     (c) Seller shall deliver to Buyer all well files. Seller shall deliver to Buyer completed and executed pertinent forms on the wells necessary for the change of ownership. Buyer and Seller shall each deliver to the other such other documents, certificates, opinions and materials as are required under the provisions of this Agreement, including the accounting and funds in payment thereof as provided for in Sections 2.4 and 2.5 herein.

     (d) The Seller agrees to pay all sales taxes incurred in connection with the conveyances and assignments made pursuant to this Agreement, if applicable.

SECTION 4.2: Conditions to Obligations of Buyer
             ----------------------------------

     The obligations of Buyer pursuant to this Agreement are subject to the conditions that on the Closing Date:

     (a) All terms, covenants and conditions and warranties made by the Seller in this Agreement shall be true and correct as of the Closing Date.

     (b) No action or proceeding by or before any court or other governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated hereby or which might affect the right of Buyer to own, control and enjoy the full benefit of the Personalty, Existing Wells and the Properties after the Closing Date.


     (c) Due Diligence Investigation. Buyer shall have completed its due diligence investigation of the Properties on or before September 29, 1995 (the Due Diligence Period ), and the results of such investigation shall be satisfactory to Buyer in all respects, as determined in Buyer's sole discretion. Buyer shall notify Seller in writing of Buyer's determination of whether or not the due diligence investigation was satisfactory to Buyer.

SECTION 4.3: Termination Events
             ------------------

     This Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

     (a) by either Buyer or Seller if a material default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

     (b) by Buyer if all of the conditions set forth in Section 4.2 shall not have been satisfied on or before the Closing Date, other than through failure of Buyer to fully comply with its obligations hereunder, and shall not have been waived by Buyer on or before such date;

     (c)   by mutual written consent of Buyer and Seller; or

     (d) by either Buyer or Seller if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before October 31, 1995 or such later date as may be mutually agreed upon by the parties.

     Each party s right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

SECTION 4.4: Effect of Termination
             ---------------------

     In the event this Agreement is terminated pursuant to Section 4.3, all further obligations of the parties hereunder shall terminate; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party s obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

SECTION 4.5: Disbursement of Escrowed Funds
             ------------------------------

     Upon termination of this Agreement, the Escrowed Funds shall be disbursed as follows:

     (a) If this Agreement is terminated by Buyer on or before the expiration of the Due Diligence Period, the Escrowed Funds shall be disbursed to Buyer.

     (b) If this Agreement is terminated for any reason after the expiration of the Due Diligence Period, the Escrowed Funds shall be disbursed to Seller; provided, however, that the Escrowed Funds may be disbursed to Buyer pursuant to Section 2.5 (I) or (j).

                                 SECTION V

                 REPRESENTATIONS AND WARRANTIES OF SELLER
                 ----------------------------------------

SECTION 5.1: Representations and Warranties of Seller
             ----------------------------------------

     Seller hereby represents and warrants to Buyer, that:

     (a) This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (b) Seller will permit Buyer full access at all reasonable times on or before September 29, 1995, or such other extension date as may be mutually agreed upon in writing by Buyer and Seller.

     (c) Seller has good and defensible title to the Real Property Interests and tangible and intangible personal property owned by it that comprise the Properties, free and clear of Liens, other than liens and defects of title which do not, individually or in the aggregate, materially detract from the value of the Assets or the use or enjoyment thereof in the ordinary course of business.

     The equipment associated with the operation of the Properties (i) is in good operating condition, order and repair, subject to ordinary wear and tear, and has been maintained in accordance with standard industry practice; (ii) is capable of being used for the purpose for which it is intended without present need for repair or replacement except in the ordinary course of the business; (iii) conforms in all material respects with all applicable legal requirements known to Seller; and (iv) in the aggregate provides the capacity to enable Seller to engage in commercial operation on a continuous basis (subject to normal maintenance and repair in the ordinary course). All of the equipment constituting the operating of the Properties is adequate and sufficient for all operations conducted by Seller in substantially the same manner as conducted prior to the Closing.

     All real and tangible personal properties held by Seller under lease are held under valid and binding lease agreements that are in full force and effect. To Seller s knowledge, Seller is not in default, and no notice of alleged default has been received by Seller, under any such lease and no lessor is in default or alleged to be in default thereunder. None of the rights of Seller under any lease will be impaired by the consummation of the transactions contemplated by this Agreement.

     (d) To Seller's knowledge, all easements, rights-of-way, permits, crossing agreements and surface rights included with the Properties are in full force and effect and are valid and subsisting and freely assignable, and all rentals and other payments due thereunder have been properly and timely paid and all conditions necessary to keep them in force have been duly performed.

     (e)   Environmental Matters
           ---------------------

      (i) To Sellers knowledge, no written notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or has been threatened by a governmental entity or other party with respect to any (A) alleged violation by Seller of any Environmental Laws, (B) alleged failure by Seller to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Business or (C) Regulated Activity conducted by Seller.

     (ii) To Seller's knowledge, Seller has no material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by Seller or with respect to any of its properties which has had, or would reasonably be expected to have, a material adverse effect on Seller.

     (iii) During the period of time Seller has owned the Properties, there have been no mercury meters on or attached to any part of the Properties.

     (iv) For the purposes of this Agreement, the following terms have the following meanings:

      "Environmental" Laws shall mean all Federal, state and local statutes, laws, regulations, ordinances, rules, judgements, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, and governmental restrictions applicable to the Properties now in effect and relating to human health, the environment or to emissions, discharges or releases of pollutants, containments, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

      "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

      "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including glycol and petroleum, their derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

      "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

     (f)  Licenses and Permits.  Seller possesses all the licenses, permits
          ---------------------
authorizations, approvals, registrations and other rights of every kind and character ( Permits ), copies of all which have been delivered to Buyer.
Such Permits constitute all the Permits necessary under law or otherwise for Seller to construct, own, operate, maintain and use the Assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and Seller's rights with respect thereto (i) is valid and substituting, in full force and effect, and enforceable by Seller, and (ii) following consummation of the transactions contemplated hereby, will continue to be valid and subsisting in full force and effect, and enforceable by Buyer without any consent or approval of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or third party; or in lieu of such existing Permits, replacement or substitute Permits will be available to or obtainable by Buyer at little or no cost in the ordinary course after application by Buyer thereof. To Seller s knowledge, Seller is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of Seller, is threatened to be, revoked, canceled, suspended or modified.

     (g)  Disclosure.  No representation, warranty or covenant by Seller
          -----------
contained in this Agreement or the Exhibits or Schedules hereto, or any agreement, document or instrument to be delivered at the Closing by Seller, contains or shall contain any untrue statement of a material fact or omits or shall omit to state therein a material fact (other than those facts generally recognized to be industry risks normally associated with the Properties) necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Copies of all documents furnished to Buyer in connection with this Agreement or pursuant hereto are true and complete in all material respects. Seller knows of no facts (other than those facts generally recognized to be industry risks normally associated with the Properties) related to the Properties which have not been disclosed in writing to Buyer which materially and adversely affect or will materially and adversely affect such Properties or the ability Seller to perform this Agreement.

                                ARTICLE VI

                    AGREEMENTS AND COVENANTS OF SELLER
                    ----------------------------------

SECTION 6.1: Affirmative Covenants
             ---------------------

     During the period from the Effective Time to the Closing Date, Seller has:

     (a) Carried on the business with respect to the Personalty, Properties and the Existing Wells in a prudent and diligent manner in accordance with prevailing industry standards;

     (b) Promptly notified Buyer of the receipt of any notice or claim, written or oral, of default, breach by Seller, or of any termination or cancellation of any material contract, lease or other agreements relating to the Properties, Personalty or Existing Wells;

     (c) Promptly notified Buyer of the loss of or damage to any of the Personalty or Existing Wells;

     (d) Given prompt notice to Buyer of any claims or litigation, threatened or instituted or any other material event or occurrence involving or affecting any of the Properties, Personalty or Existing Wells; and

     (e) Reasonably cooperated with the Buyer in endeavoring to obtain additional title and other information with respect to the Properties, Personalty or Existing Wells.

                                ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF BUYER
                  ---------------------------------------

SECTION 7.1:   Representations and Warranties of Buyer
               ---------------------------------------

     Buyer represents and warrants to Seller that:

     (a)  Buyer is Magnum Hunter Production, Inc.

     (b) This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     (c) Buyer is acquiring Seller's interest in the Personalty, Properties and the Existing Wells as outlined on Exhibit "A" based upon its own physical examination of the Properties, Existing Wells and Personalty as well as an independent examination and inspection of the accounting, land, legal and well files of Seller.

     (d) The execution and delivery of this Agreement will not violate any provision of or constitute a default under any statute, or any order, rule or regulation of any court or governmental agency into which Buyer is subject.

     (e) Upon cessation of production, Buyer will properly plug and abandon all producing and/or non-producing wells upon said Properties which wells now exist or which may exist in the future, in accordance with state and federal regulatory requirements.

     (f) Buyer has inspected the oil and gas properties outlined on Exhibit "A" and satisfied itself as to the current operating condition of the Properties.

     (g)  Buyer is qualified to do business in Texas.

                               ARTICLE VIII

Section 8.1    Securities Laws and Compliance
               ------------------------------

     The parties will arrange for and effect all necessary procedures under the requirements of applicable federal and state securities laws, including those of the Securities and Exchange Commission and the state securities boards promulgated thereunder to the extent that this Agreement is properly consummated to comply with all federal and state securities registration requirements, or to take full advantage of any appropriate exemptions therefrom, and otherwise to be in accord with all federal and state securities law anti-fraud restrictions.

     A. KNOWLEDGE RESPECTING ACQUIRING PROCEDURES.  Buyer and Seller each
        ------------------------------------------
represent, respectively, and acknowledge that:

        1. In the case of Seller:

           (a) Seller knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Magnum Petroleum, Inc. which it deems relevant to make a fully informed decision regarding the consummation of the transaction contemplated hereby, and

           (b) Seller has been supplied with, or had the opportunity to review, copies of all Forms 10-KSB, 10- QSB and 8-K, and all proxy statements filed by Magnum Petroleum, Inc. within the two year period immediately preceding the date of this Agreement. Without limiting the foregoing, Seller understands and acknowledges that neither Magnum Petroleum, Inc. nor anyone acting on its behalf has made any representations or warranties other than those contained herein regarding Magnum Petroleum, Inc. or the future conduct of Magnum's business or of each of its subsidiaries business, and Seller has not relied upon any representations or warranties other than those contained herein.

        2. In the case of Buyer:

           (a) Buyer has had the opportunity to acquire all information concerning the Properties which it deems relevant to make a fully informed decision regarding the consummation of the transaction contemplated hereby.

     B. STATUS OF SHARES TO BE ISSUED.  Seller agrees, acknowledges, and
        ------------------------------
        confirms that it has been advised and understands as follows:

        1. It is acquiring the securities (shares of Magnum Petroleum, Inc.) without a view to any distribution or resale, which may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "1933 Act") or applicable state law. The shares of Magnum Petroleum, Inc. are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or the laws of any state:

        2. There shall be endorsed on the certificates evidencing the shares of Magnum Petroleum, Inc. stock delivered at closing legends substantially similar to the following:

           "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF: (1) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, ANY APPLICABLE STATE LAW, OR IN LIEU THEREOF, OR (2) AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS".

           "A FULL STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS SET FORTH IN THE ARTICLES OF INCORPORATION AND THE AMENDMENTS THERETO ON FILE IN THE OFFICE OF THE SECRETARY OF STATE AND THE CORPORATION WILL FURNISH A COPY OF SAID STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."


        3. Except under certain limited circumstances, the restrictions on the transfer of the securities will also apply to the Property and any and all shares of capital stock or other securities issued to or otherwise acquired with respect to such shares including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

     C. INDEMNIFICATION BY PARTIES.  If at any time in the future Seller should
        ---------------------------
     offer, sell, assign, pledge, hypothecate, transfer, or otherwise dispose of any of securities or interests in the Properties without registration under the 1933 Act, as amended, or such similar federal statute as may then be in effect, each of the parties hereby agree to indemnify and hold harmless the other party against any and all claims, liabilities, penalties, costs and expenses that may be asserted against or suffered by such party as a result of such disposition.

     D. INVESTMENT CERTIFICATE.  Seller will execute an investor representation
        -----------------------
     letter, substantially in the form set out in Exhibit "C" hereto, acknowledging the restrictions on the Common Stock issued pursuant to this Agreement.

     E.  REGISTRATION RIGHTS OF SELLER.  Magnum, within ninety (90) days after
         ------------------------------
     Closing, will register certain of its common stock or other securities under the Securities Act of 1933 (for the purposes of this Section, the "Act") (other than pursuant to a registration statement for Forms S-4 or S-8 or similar or successor form), and will at such time promptly give written notice to Seller of its intention so to do. Such notice from Magnum shall set forth the types of securities to be registered, and other information, if applicable, such as the maximum proposed offering price, commissions and discounts in connection therewith, and other relevant information. For the purposes of these registration rights, the common stock issued to Seller pursuant to this Agreement, is herein referred to as "Registrable Shares". Upon the written request from Seller, given within fifteen (15) banking days after receipt of any such notice, to register any Registrable Shares (which request shall specify the common stock intended to be sold or disposed of by such stockholders and shall state the intended method of disposition of such common stock by the prospective Seller), Magnum shall use all commercially reasonable efforts to cause all such Registrable Shares to be registered under the Act and applicable state law so that such Registrable Shares may be sold at such times and in such manner as Seller determine in accordance with the terms of the applicable prospectus.

                                ARTICLE IX

                               MISCELLANEOUS
                               -------------

SECTION 9.1:  Notice
              ------

     Any notice or other communication required or permitted to be given under this Agreement must be in writing, and may be given by depositing the same in the United States mail, certified delivery, return receipt requested, properly addressed as provided below. Notice deposited in the mail in the manner provided above shall be effective and shall be deemed received upon the expiration of three business days.

     For purposes of notices hereunder, the addresses of the parties shall be as follows:

        Seller:          Reef Exploration, Inc.
                         1901 N. Central Expressway
                         Suite 300
                         Richardson, TX 75080
                         Attn:  Mr. H. Walt Dunigan
                                Land Manager

        Buyer:           Magnum Hunter Production, Inc.
                         600 East Las Colinas Blvd., Suite 1200
                         Irving, TX  75039
                         Attn: Gary C. Evans
                               President

     Any party may change its address for the giving of notice hereunder at any time by giving notice of change in the manner specified above.

SECTION 9.2:  Survival of Representations, Warranties, Covenants and Agreements
              -----------------------------------------------------------------

     The representation, warranties, covenants and agreements of Buyer and Seller set forth herein shall survive the Closing.

SECTION  9.3: Waiver
              ------

     No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged waiver or estoppel.

SECTION 9.4:  Entire Agreement
              ----------------

     This Agreement constitutes the entire agreement and understanding between the parties hereto and may not be modified or amended except in writing signed by the parties hereto:

SECTION 9.5:  Expense
              -------

     Buyer and Seller shall each pay their respective expenses and costs in connection with this Agreement and the transactions contemplated thereby.

SECTION 9.6:  Heading
              -------

     Descriptive headings are used for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 9.7:  Applicable Law
              --------------

     This Agreement shall be governed by and interpreted in accordance with laws of the State of Texas applicable to contracts made and performed entirely therein.

SECTION 9.8:  Binding Effect
              --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns; provided, no assignment by either party shall be made without the express written consent of the other party and if such consent is granted, no assignment shall relieve such party of any of its obligations hereunder.

SECTION 9.9:  Assignment of Agreements and Covenants
              --------------------------------------

     Neither Buyer nor Seller shall assign or delegate this Agreement to a third party without the prior written consent of the other party hereto.

SECTION 9.10: Indemnification/Risk of Loss
              ----------------------------

     Risk of Loss to the Properties, Existing Wells and Personalty shall be upon Seller until the time of Closing. At Closing, said risk of loss shall pass to Buyer. Notwithstanding anything to the contrary herein, Seller shall indemnify and hold Buyer free and harmless from liability for any and all costs, expenses and causes of action of every kind and character in connection with the Personalty, Properties and the Existing Wells for events occurring prior to the Closing Date. Likewise, notwithstanding anything to the contrary herein, Buyer shall indemnify and hold Seller free and harmless from liability for any and all costs, expenses and causes of action of every kind and character in connection with the Personalty, Properties and the Existing Wells for events occurring after the Closing Date.

SECTION 9.11: Signature in Counterparts
              -------------------------

     This Agreement may be signed in multiple counterparts by the Buyer and Seller, each of which, when taken together, shall constitute the original document.

SECTION 9.12: Brokers
              -------

     Each party agrees that it will hold the other party harmless from any claim by any broker or finder asserting it was employed by such party in connection with the transactions contemplated hereby.

SECTION 9.13: Post Closing Signatures
              -----------------------

     Each of the parties hereto agree to execute any and all mutually-acceptable documents so as to vest title to Buyer in the interests and the properties outlined on the attached Exhibit "A", which is attached hereto and incorporated herein.

                                 ARTICLE X

                            SPECIAL PROVISIONS
                            ------------------

SECTION 10.1: Distribution of Monies and Stock Among Seller:
              ----------------------------------------------

     Buyer and Seller agree all monies payable to Seller shall be paid by wire transfer according to written instructions received from Seller or Cashier's Check in the following amounts and to the following parties as shown below:

   Reef Exploration, Inc.                                       $2,266,000.00
   56,250 s/s Magnum Petroleum Inc. Common Stock (minimum)         225,000.00
                                                                -------------
                                             TOTAL              $2,491,000.00

                               "SELLER"

WITNESS:                       REEF EXPLORATION, INC.



________________________       /s/ Michael J. Mauceli
                               President


                               "BUYER"


ATTEST:                                 MAGNUM HUNTER PRODUCTION, INC.
 (Corporate Seal)


________________________               /s/ Gary C. Evans
Assistant Secretary                    Gary C. Evans, President


                          BUYER'S PARENT COMPANY


ATTEST:                                MAGNUM PETROLEUM, INC.
 (Corporate Seal)



_________________________              /s/ Stanley McCabe
Assistant Secretary                    Stanley McCabe
                                       Vice President

                           ACKNOWLEDGMENTS

STATE OF TEXAS
COUNTY OF DALLAS

     The foregoing instrument was acknowledged before me this the ___ day of September, 1995, by___________________________as_____________________of Reef
Exploration, Inc. on behalf of the company.


                          ______________________________
                          Notary Public
My Commission Expires:

----------------------





STATE OF TEXAS
COUNTY OF DALLAS

     The foregoing instrument was acknowledged before me this the ___ day of September, 1995, by GARY C. EVANS, as President of Magnum Hunter Production, Inc., on behalf of the corporation.


                          ______________________________
                          Notary Public
My Commission Expires:

---------------------



STATE OF TEXAS
COUNTY OF DALLAS

     The foregoing instrument was acknowledged before me this the ___ day of October, 1995, by STANLEY McCABE, as Vice President of Magnum Petroleum, Inc., on behalf of the corporation.


                          ______________________________
                          Notary Public
My Commission Expires:

----------------------

                               EXHIBIT "A"


     To That Purchase and Sale Agreement By and Among Reef Exploration, Inc., as Seller, and Magnum Hunter Production, Inc., as Buyer, dated this 13th day of September, 1995.

WORKING                                                         NET REVENUE
WELL NAME              COUNTY/STATE        INTEREST              INTEREST
----------             ------------        --------             -----------
Alexander #1           Wilbarger, TX       1.0000000              .78000000
Alexander #3           Wilbarger, TX       1.0000000              .78000000
Hattie May #1          Wilbarger, TX       1.0000000              .78000000
Owen Estate #1         Wilbarger, TX       1.0000000              .78000000
Owen Estate #3         Wilbarger, TX       1.0000000              .78000000
Smith #1               Wilbarger, TX       1.0000000              .78000000
Arkla #1               Cass, TX            1.0000000              .75000000
Ashley #1              Anderson, TX        1.0000000              .81937500
Shartle <F1>           Anderson, TX        1.0000000              .77316125
Florence Moore #1      Clark, KS           1.0000000              .75000000
Thomas #1              Clark, KS           1.0000000              .75000000
Raschhaupt #2          Victoria, TX        1.0000000              .78000000
Stanaland Ranch #3B    Stonewall, TX       1.0000000              .78000000
Stanaland Ranch #3R    Stonewall, TX       1.0000000              .78000000

<F1>  This well is being re-completed in the Sub-Clarksville formation.

    * Owen Estate #1 and #3 have been combined into Owen Estate #1.

                                 EXHIBIT "B"


    To that Purchase and Sale Agreement By and Among Reef Exploration, Inc., as Seller, and Magnum Hunter Production, Inc., as Buyer, dated this 13th day of September, 1995




            None

                                 EXHIBIT "A"


    To the Escrow Agreement, dated September 13, 1995 between Magnum Hunter Production, Inc., a Texas corporation (the Depositor ), Reef Exploration,Inc., a Texas corporation (the Other Party )
                                and
First Interstate Bank of Texas, N.A. (the  Escrow Agent )



1.  The Deposit Consists of:

    One Hundred Thousand and No/100 U.S. Dollars ($100,000.00) together with any interest of other earnings accrued thereon.

2.  The Escrow Agent is instructed as follows:

    (a) The Escrow Agent shall release the Deposit in accordance with the written instructions signed by an authorized officer of the Other Party and an authorized officer of the Depositor stating that the transactions contemplated by that certain Asset Purchase and Sale Agreement dated September 13, 1995, but effective as of 7:00 a.m. Central Daylight Savings Time, on August 1, 1995, by and between the Depositor, and the Other Party, have been consummated.

    (b) The Escrow Agent shall release the Deposit or a portion of the Deposit, to the Depositor upon receipt on or before October 31, 1995 of a written instruction signed by an authorized officer of the Depositor stating that the Depositor has a claim for environmental remediation under Section 2.5 of the Asset Purchase and Sale Agreement.

    (c) The Escrow Agent shall release the Deposit to the Depositor prior to October 31, 1995 upon receipt of a written instruction by an authorized officer of the Depositor stating that the approval from the Railroad Commission of Texas has not been received to recomplete the Shartle No. 1, Anderson County, Texas well.

    (d) The Escrow Agent shall release the Deposit to the Depositor prior to October 31, 1995 upon receipt of a written instruction by an authorized officer of the Depositor stating that the mineral leases underlying the Shartle No. 1 well are deemed invalid by Depositor under Section 2.5 of the Asset Purchase and Sale Agreement.

    (e) The Escrow Agent shall release the Deposit, or the remaining portion of the Deposit to the Other Party in the event (i) the Escrow Agent does not receive any written instructions in accordance with subparagraphs (b) , (c) or (d) above on or before October 31, 1995 or (ii) there are funds remaining after October 31, 1995.

    (f) The Escrow Agent shall release the Deposit to the Depositor or the Other Party upon receipt of a written instruction signed by an authorized officer of such party directing that the Deposit be released to the other party.

    (g) The Escrow Agent shall release the Deposit in accordance with a joint written instruction of the Depositor and the Other Party signed by an authorized officer of each such party.

3.  The Deposit shall be invested by Escrow Agent as follows:

    The Deposit shall be invested in the Fidelity Treasury Cash Portfolio.

4. Escrow Agent's fees and expenses relating to the Deposit shall be paid by the party to whom the Deposit is released at the time the Deposit is released.

                                EXHIBIT "C"


    To That Purchase and Sale Agreement By and Among Reef Exploration, Inc., as Seller, and Magnum Hunter Production, Inc., as Buyer, dated this 13th day of September, 1995.


                          INVESTMENT CERTIFICATE

    The undersigned corporation, Reef Exploration, Inc. (herein referred to as "Reef"), hereby warrants and represents to Magnum Hunter Production, Inc. the following:

    1. That in acquiring 56,250 shares of voting common stock of Magnum Petroleum, Inc., warrant that they are taking such shares for investment purposes only and fully understand the concept.

    2. That Reef considers himself an "accredited investor" as that term is known in the securities industry in that he does not need nor require the protection afforded to him by filing of a registration statement with the United States Securities and Exchange Commission in regard to this transaction.

    3. That Reef has other investments and financial commitments which enable him to take the aforementioned shares for a long-term indefinite investment period.

    4. The parties hereto have agreed that all shares being acquired are "restricted securities" as that term is defined under SEC Rule 144 and may have to be held for an indefinite period of time. Certificates representing the restricted securities will have a restrictive legend.

    5. It is understood by Reef that transfer by it of the restrictive securities which are the subject of this Investment Certificate will not be effected unless a Registration Statement is in effect with regard thereto or unless an exemption from registration is available.

DATED this ____ day of September, 1995.

                              Reef Exploration, Inc.


                              --------------------------------

                              Name:___________________________
                              Title:__________________________